AMENDMENT NO. 14 TO SCHEDULE A

         Terms used in the Schedule and not defined herein shall have the meaning specified in the AMENDED AND RESTATED SHAREHOLDERS' SERVICING AND TRANSFER AGENT AGREEMENT dated July 1, 1991, and as amended from time to time (the "Agreement"). Payments under the Agreement to CSC shall be made in the first two weeks of the month following the month in which a service is rendered or an expense incurred. This Amendment No. 13 to Schedule A shall be effective as of June 1, 1999, and supersedes the original Schedule A and Amendment Nos. 1, 2, 3, 4, 5, 6, 7,8, 9, 10, 11, 12 and 13 to Schedule A.

0. Each Fund that is a series of the Trust shall pay CSC for the services to be provided by CSC under the Agreement an amount equal to the sum of the following:

0.       The Fund's Share of CSC Compensation
                           PLUS
0.       The Fund's Allocated Share of CSC Reimbursable Out-of-Pocket Expenses.

In addition, CSC shall be entitled to retain as additional compensation for its services all CSC revenues for Distributor Fees, fees for wire, telephone, redemption and exchange orders, IRA trustee agent fees and account transcripts due CSC from shareholders of any Fund and interest (net of bank charges) earned with respect to balances in the accounts referred to in paragraph 2 of the Agreement.

0. All determinations hereunder shall be in accordance with generally accepted accounting principles and subject to audit by the Fund's independent accountants.

0.                Definitions

                  "Allocated Share" for any month means that percentage of CSC Reimbursable Out-of-Pocket Expenses which would be allocated to the Fund for such month in accordance with the methodology described in Exhibit 1 hereto.

                  "CSC Reimbursable Out-of-Pocket Expenses" means (i) out-of-pocket expenses incurred on behalf of the Fund by CSC for stationery, forms, postage and similar items, (ii) networking account fees paid to dealer firms by CSC on shareholder accounts established or maintained pursuant to the National Securities Clearing Corporation's networking system, which fees are approved by the Trustees from time to time and
                  (iii) fees paid by CSC or its affiliates to third-party dealer firms or transfer agents that maintain omnibus accounts with a Fund in respect of expenses similar to those referred to in clause (i) above, to the extent the Trustees have approved the reimbursement by the Fund of such fees.

                  "Distributor Fees" means the amount due CSC pursuant to any agreement with the Fund's principal underwriter for processing, accounting and reporting services in connection with the sale of shares of the Fund.

                  "Fund" means each of the open-end investment companies advised or administered by CMA that are series of the Trusts which are parties to the Agreement.

                  "Fund's Share of CSC Compensation" for any month means 1/12 of the following applicable percentage of the average daily closing value of the total net assets of such Fund for such month:


                     Fund                                                                       Percent
                     Equity Funds:                                                              0.236(1)
                           The Colonial Fund
                           Colonial Select Value Fund
                           Colonial U.S. Growth & Income Fund
                           Colonial Global Equity Fund
                           Colonial International Horizons Fund
                           Colonial Small Cap Value Fund
                           Colonial Aggressive Growth Fund
                           Colonial Value Fund
                           Colonial International Equity Fund
                           Stein Roe Advisor Tax-Managed Growth Fund
                           Crabbe Huson Small Cap Fund
                           Crabbe Huson Equity Fund
                           Crabbe Huson Real Estate Investment Fund
                           Crabbe Huson Managed Income & Equity Fund
                           Crabbe Huson Contrarian Fund
                           Newport Tiger Fund
                           Newport Tiger Cub Fund
                           Newport Japan Opportunities Fund
                           Newport Greater China Fund
                           Newport Asia Pacific Fund
                           Colonial Strategic Balanced Fund
                           Colonial Global Utilities Fund
                           Stein Roe Advisor Tax-Managed Value Fund

                     Taxable Bond Funds:                                                        0.17(2)
                           Colonial Intermediate U.S. Government Fund
                           Colonial Short Duration U.S. Government Fund
                           Colonial Federal Securities Fund
                           Colonial Income Fund
                           Crabbe Huson Contrarian Income Fund

                     Tax-Exempt Funds                                                           0.13
                           Colonial Tax-Exempt Insured Fund
                           Colonial Tax-Exempt Fund
                           Colonial High Yield Municipal Fund
                           Colonial California Tax-Exempt Fund
                           Colonial Connecticut Tax-Exempt Fund
                           Colonial Florida Tax-Exempt Fund
                           Colonial Intermediate Tax-Exempt Fund
                           Colonial Massachusetts Tax-Exempt Fund
                           Colonial Michigan Tax-Exempt Fund
                           Colonial Minnesota Tax-Exempt Fund
                           Colonial New York Tax-Exempt Fund
                           Colonial North Carolina Tax-Exempt Fund
                           Colonial Ohio Tax-Exempt Fund
                           Crabbe Huson Oregon Tax-Free Fund

                     Money Market Funds:                                                        0.20
                           Colonial Money Market Fund
                           Colonial Municipal Money Market Fund

                     Fund                                                                       Percent
                     Others:
                           Colonial High Yield Securities Fund                                  0.25
                           Colonial Strategic Income Fund                                       0.20
                           Colonial Utilities Fund                                              0.20
                           Colonial Counselor Select Income Portfolio                           0.0025
                           Colonial Counselor Select Balanced Portfolio                         0.0025
                           Colonial Counselor Select Growth Portfolio                           0.0025

1 0.0025% with respect to the Class I shares of Crabbe Huson Small Cap Fund, Crabbe Huson Equity Fund, and Crabbe Huson Managed Income & Equity Fund.

2 0.0025% with respect to the Class I shares of Crabbe Huson Contrarian Income Fund.


Agreed:

EACH TRUST ON BEHALF OF EACH FUND DESIGNATED
         IN APPENDIX I FROM TIME TO TIME



By:      Nancy L. Conlin, Secretary

LIBERTY FUNDS SERVICES, INC.



By:      Mary D. McKenzie, President

COLONIAL MANAGEMENT ASSOCIATES, INC.



By:      Nancy L. Conlin, Senior Vice President

                                   EXHIBIT 1

                         METHODOLOGY OF ALLOCATING CSC
                      REIMBURSABLE OUT-OF-POCKET EXPENSES


1. CSC Reimbursable Out-of-Pocket Expenses are allocated to the Funds as follows:

         A.  Identifiable       Based on actual services performed and invoiced
                                to a Fund.

         B.  Unidentifiable     Allocation  will be based on three evenly
                                weighted factors.

                                  -    number of shareholder
                                       accounts

                                  -    number of transactions

                                  -    average assets